EXHIBIT 1

                             SHAREHOLDERS' AGREEMENT
                             -----------------------

         This SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of this l3th day of July, 2000, by and among TONY D'AMATO ("D'Amato"), CHRISTOPHER TISI ("Tisi") and HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC. (the "Company").

         1. D'Amato and Tisi are shareholders of the Company, while Tisi is the Chief Operating Officer of the Company. D'Amato owns 799,104 shares of Common Stock (the "D'Amato Shares") of the Company and owns no other shares or securities of the Company.

         2. D'Amato and Tisi desire to promote their mutual interest, the interest of the Company and the orderly management of the affairs of the Company by providing administrative support for Tisi to continue to undertake his management functions and by creating certain independent rights and obligations with respect to the D'Amato shares and the management of the Company' s affairs.

                                    SECTION I
                                    Recitals

         The recitals set forth above are true and correct.

                                   SECTION II
                                   Revocation

         Upon execution of this Agreement, the parties hereto wholly revoke all, if any, previous shareholder voting agreements affecting Common Stock in the Company entered into by any of the parties.

                                   SECTION III
                                     Voting

         3.1 Irrevocable Proxy by D'Amato. In consideration of the foregoing conditions and in order to promote the well being of the Company, D'Amato shall provide to Tisi an irrevocable proxy in the form of Exhibit A hereto (the "Irrevocable Proxy") granting unto Tisi the right to vote D'Amato's shares of Common Stock or voting capital stock of the Company for the term provided hereafter on any matter submitted to a vote or consent by the shareholders of the Company.

         3.2 Specific Performance. Without limiting other applicability of subsection 5.10 of this Agreement, the specific performance provisions of such subsection apply to direct and permit a court of competent jurisdiction to require D'Amato to vote his shares in such a manner as is necessary to carry out the agreements, restrictions and provisions of this Agreement.

         3.3 Legend on Stock. During the term of this Agreement, each certificate representing shares or Common Stock or capital stock of the Company now or hereafter owned by D'Amato shall bear the following legend:

         "THIS CERTIFICATE IS HELD SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED JULY 13, 2000 (THE "AGREEMENT"), A COPY OF WHICH IS IN THE POSSESSION OF THE COMPANY AT ITS PRINCIPAL OFFICE. ANY TRANSFER, HYPOTHECATION, VOTING OR ACQUISITION OF THE COMPANY'S CAPITAL STOCK IS RESTRICTED BY SUCH AGREEMENT AND ANY CORPORATE ACTION IN VIOLATION OF SUCH AGREEMENT IS NULL AND VOID. THE AGREEMENT IS AUTOMATICALLY BINDING UPON ANY AND ALL PERSONS WHO ACQUIRE CAPITAL FROM THE NAMED HOLDER.

         3.4 Transfers. D'Amato acknowledges and agrees that any transferee receiving shares of Common Stock or capital stock of the Company from D'Amato shall be required to execute an agreement comparable to or incorporating the terms and restrictions of this Agreement.

         3.5 Issuances of Additional Shares. Any additional shares of Common Stock or capital stock of the Company acquired or received by D'Amato during the term of this Agreement shall be subject to the same restrictions as provided herein and shall be entitled to the same benefits as provided hereby.

                                   SECTION IV
                              Term and Termination

         4.1 Term. The term of this Agreement shall be two (2) years unless terminated prior thereto as provided hereafter.

         4.2 Termination. This Agreement shall terminate on occurrence on any of the following events:


                  (a) the written agreement by D' Amato and Tisi effecting such termination,

                  (b) upon sale of substantially all of the assets of the Company or any merger or consolidation of the Company in which the Company is not the surviving corporation or the shareholders of the Company do not constitute a majority in capital interest of the surviving corporation,

                  (c) the consummation of an underwritten public offering of the Company's securities,

                  (d) with respect to D' Amato only, upon the sale or disposition of all of his shares of Common Stock or capital stock in the Company pursuant to the terms of this Agreement; provided, however, that any subsequent acquisition of shares of the Common Stock or capital stock of D' Amato shall be subject to the terms and conditions hereof.

         4.3 Effective Termination. The termination of this Agreement for any reason shall not affect any right or remedy existing hereunder prior to the effective date of termination.

                                    SECTION V
                               General Provisions

         5.1 Binding Agreement. This Agreement shall be binding upon the respective heirs, legal representatives, personal representatives, assigns, transferees and successors of each of the parties.

         5.2 Amendment. This Agreement can be amended only by a written instrument signed by all of the then surviving parties and by the personal representative of the estate of each deceased party still having an interest in this Agreement.

         5.3 Attorneys' Fees. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including attorney's fees.

         5.4 Construction. Any construction or interpretation pertaining to the provisions of this Agreement shall be governed by the laws of the State of Florida. Any and all legal actions as a result of disputes with regard to this Agreement or enforcement of this Agreement shall be brought in Palm Beach County, Florida.

         5.5 No Waiver. The failure of any party at any time to require performance by another party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         5.6 Captions. The headings contained herein are merely, for the convenience of the parties and the context of such paragraphs shall control the respective meanings.

         5.7 Survival. All representations, warranties, covenants and agreements of the parties contained in this Agreement, or in any instrument, or other writing provided for in it, shall survive the execution hereof.

         5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.9 Notices.

         (a) Addresses. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be deemed to have been properly given or served by depositing same in the United States mail, addressed to the Shareholder, postpaid, and registered or certified, with a return receipt requested at the following address:

         D' Amato:                         Tony D `Amato
                                           P.O. Box 191154
                                           Miami Beach, FL  33119

         Tisi                              Christopher Tisi
                                           3750 Investment Lane, Suite 5
                                           West Palm Beach, FL 33407

         The Company                       3750 Investment Lane, Suite 5
                                           West Palm Beach, FL 33407

                  (b) Change of Address. By giving to the other parties at least 15 days written notice thereof D'Amato, Tisi and the Company and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States.

         5.10 Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to the personal representatives of a decedent by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereof or the personal representatives of D' Amato or Tisi shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representatives has or have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 13th day of July, 2000.

                         /s/Tony D'Amato
                         ----------------------------------
                         Tony D'Amato

                         /s/Christopher Tisi
                         ----------------------------------
                         Christopher Tisi

             (Continuation of Signature Page to Purchase Agreement)

                       HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC.

                       By:      /Steven Pomerantz
                            ---------------------------------------
                       Name:
                               -------------------------------------
                       Its:     President
                              --------------------------------------

                                    EXHIBIT A

                HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC.

                                IRREVOCABLE PROXY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that TONY D'AMATO, a shareholder of HEALTH AND NUTRITION SYSTEMS INTERNATIONAL, INC. (the "Corporation"), holding the number of shares of stock of the Corporation listed below, does hereby appoint CHRISTOPHER TISI, or his successor in interest, as provided in that certain Shareholders' Agreement dated as of July 13, 2000 between Tony D' Amato, Christopher Tisi and the Corporation (the "Agreement"), with full power of substitution, the true and lawful attorney and proxy of the undersigned for an in his name, place and stead to attend all meetings of the shareholders of the Corporation, and to vote or to give his consent in respect to any and all shares of the capital stock of the Corporation at the time standing in his name, at any and all meetings of the shareholders or any adjournment, or to express the consent or dissent of the undersigned without a meeting in respect to any matters submitted for a vote or consent of the shareholders of the Corporation. The undersigned hereby affirms that this proxy is coupled with an interest and is irrevocable, and the undersigned hereby ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof. The proxy granted herein shall be subject to the terms and conditions of the Agreement.

         IN WITNESS WHEREOF, the undersigned has set his hand this 13th day of July, 2000.

                                           /s/Tony D'Amato
                                           -----------------------------------
                                           Tony D'Amato

                                           600,000
                                           ----------------------------------
                                           No. of Shares

STATE OF FLORIDA                            )
                                            )ss.:
COUNTY OF                                   )
          ----------------------------------

         The foregoing instrument was acknowledged before me this 13th day of July, 2000 by TONY D'AMATO.

                                  /s/Melanie Sue Murphy
                                  ---------------------------
                                  NOTARY PUBLIC

NOTARY SEAL                       My Commission Expires:     05/07/2001
                                                           ---------------------